EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-234325, 333-214259, 333-210114 and 333-103451) on Form S-3 and (Nos. 333-262174, 333-183532, 333-126248 and 333-58817) on Form S-8 of Helix Energy Solutions Group, Inc. of our reports dated February 24, 2022, with respect to the consolidated financial statements of Helix Energy Solutions Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas

February 24, 2022